FORM 8-K
        SECURITIES AND EXCHANGE COMMISSION

        Washington, D.C.  20549


        CURRENT REPORT


        Pursuant to Section 13 or 15(d) of the Securities
        Exchange Act of 1934



                                July 17, 1996
(Date of Report, date of earliest event reported)


INTERNATIONAL NURSING SERVICES, INC.
(Exact name of Registrant as specified in its charter)



Colorado                        0-24768               84-1123311
(State or other               (Commission            (IRS Employer
jurisdiction of               File Number)          Identification
incorporation)                                            No.)


360 So. Garfield Street, Suite 400         Denver, Colorado  80209
(Address of principal executive offices)                (Zip Code)



                (303) 393-1515
(Registrant's telephone number, including area code)

 _______________________________________________
(Former name or address, if changed since last report)

Exhibit Index on Page 5
Page 5 of ___



        SIGNATURES

                Pursuant to the requirements of the Securities
Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


INTERNATIONAL NURSING SERVICES, INC.
(Registrant)



By:   /s/ Robin M. Bradbury
        Robin M. Bradbury
        Chief Financial Officer




Date: July 17, 1996











        Item 2.  Acquisition of assets
                Acquisition of certain assets of STAT Health
Care Services, Inc. ("STAT")

                 On July 17, 1996 the Registrant completed
the acquisition of the operations and certain minimal assets of STAT through the issuance of 200,000 shares of International Nursing Services, Inc. ("NURS") common stock to STAT valued at $1.88 per share (which was the fair market value at the time of the acquisition), $1,550,000 cash to STAT and the issuance to STAT of a warrant to purchase 125,000 shares to STAT of NURS common stock at $1.88 per
share.   NURS is obligated to file a registration statement
covering the shares of common stock issued in connection with the acquisition, including the 125,000 shares of common stock covered by the warrant by November 14, 1996.

                The assets acquired consisted of
approximately $10,000 of property and equipment. The remainder of the purchase price is allocated to the current value of the future cash flow of the operations of STAT.
STAT is a home health care provider and NURS intends to continue the business of STAT and to use the assets accordingly.

                The funding for the cash portion of the
acquisition price was provided by funds received from the private placement described in Item 5 below.

        Item 5.  Other Events


                Private placement of units

                 Concurrent with the acquisition discussed above, NURS also completed a private placement of 189 units at $10,000 per unit, each unit consisting of one share of a 1996 convertible preferred stock which is convertible on or before July 17, 1999 to $10,000 worth of common stock of NURS at a conversion price of the lesser of $1.25 per share or 75% of the prior five day average closing price (as quoted on NASDAQ) and one three-year warrant to purchase 8,000 shares of NURS common stock at $2.50 per share. The 1996 convertible preferred stock carries a 10% dividend payable quarterly (which may increase to 18% in certain circumstances) and a liquidation preference of $10,000 per share. NURS is obligated to file a registration statement covering the common stock underlying the new class of convertible preferred stock and the warrant by November 14, 1996.

                Investors in the private placement also received an option to purchase an equivalent number of units until December 31, 1997 on equivalent terms. The private placement raised net proceeds to the Company of approximately $1,700,000.


Item 7. Financial Statements, pro forma financial statements and exhibits



        (a) It is impracticable at this time to provide the required financial information of STAT and the required proforma information of the Registrant and STAT as the information is being audited by NURS independent public accountants. The Registrant will file the required financial information under cover of Form 8-K/A on or before September 15, 1996.

        (c)     Exhibits

Exhibit 10.19   First amendment to "Purchase and Sale
Agreement" dated as of July 17, 1996 among Registrant, JJ
Care Resources, Inc. (a wholly-owned subsidiary of the Registrant), and STAT (without exhibits and schedules which will be furnished to the Commission upon request)

Exhibit 99.1 Press Release announcing the completion of the Registrant's private placement and acquisition of the operations and certain assets of STAT dated July 23, 1996.